                           SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                     1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]Preliminary Proxy Statement
[_]Confidential, for Use of the Commission Only (as Permitted by Rule 14a-
   6(e)(2))
[X]Definitive Proxy Statement
[_]Definitive Additional Materials
[_]Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                      APPLIED MICRO CIRCUITS CORPORATION
-------------------------------------------------------------------------------
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

-------------------------------------------------------------------------------
   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.
[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:
    ------------------------------------------------------------------------

  (2) Aggregate number of securities to which transaction applies:
    ------------------------------------------------------------------------

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
    ------------------------------------------------------------------------

  (4) Proposed maximum aggregate value of transaction:
    ------------------------------------------------------------------------

  (5) Total fee paid:
    ------------------------------------------------------------------------

[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:
    ------------------------------------------------------------------------

  (2) Form, Schedule or Registration Statement No.:
    ------------------------------------------------------------------------

  (3) Filing Party:
    ------------------------------------------------------------------------

  (4) Date Filed:
    ------------------------------------------------------------------------

                      APPLIED MICRO CIRCUITS CORPORATION
                              6290 SEQUENCE DRIVE
                              SAN DIEGO, CA 92121

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 1, 1999

  NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Applied Micro Circuits Corporation, a Delaware corporation (the "Company"), will be held on Wednesday, September 1, 1999 at 10:00 a.m. local time at the offices of the Company, 6290 Sequence Drive, San Diego, California (the "Meeting"), for the following purposes:

  1. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the Company's authorized shares of Common Stock from 60,000,000 shares to 180,000,000 shares.

  2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Board of Directors has no knowledge of any other business to be transacted at the Meeting.

  The Board of Directors has fixed the close of business on August 9, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors
                                          William E. Bendush
                                          Secretary

San Diego, California
August 19, 1999


   ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                      APPLIED MICRO CIRCUITS CORPORATION
                              6290 SEQUENCE DRIVE
                              SAN DIEGO, CA 92121

                               ----------------

                                PROXY STATEMENT

                INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

  The enclosed proxy is solicited by the Board of Directors of Applied Micro Circuits Corporation, a Delaware corporation (the "Company" or "AMCC"), for use at the Special Meeting of Stockholders to be held on Wednesday, September 1, 1999 at 10:00 a.m. local time, or at any adjournment or postponement of that meeting, for the purposes set forth herein and in the foregoing Notice of Special Meeting. The Meeting will be held at the Company's headquarters, 6290 Sequence Drive, San Diego, California, 92121. The Company intends to mail this proxy statement and accompanying proxy card on or about August 19, 1999 to all stockholders entitled to vote at the Meeting.

SOLICITATION

  The entire cost of solicitation of proxies, including expenses in connection with preparing and mailing this Proxy Statement, the proxy and any additional information furnished to the stockholders will be borne by the Company. Copies of solicitation materials will be furnished to banks, brokerage houses, nominees, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs in forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by directors, officers or other regular employees of the Company or, at the Company's request, D.F. King. No additional compensation will be paid to directors, officers or other regular employees for such services, but D.F. King will be paid its customary fee, estimated to be $5,000, if it renders solicitation services.

VOTING RIGHTS AND OUTSTANDING SHARES

  Only holders of record of the Company's Common Stock at the close of business on August 9, 1999 will be entitled to notice of and to vote at the Meeting. At the close of business on August 9, 1999, the Company had outstanding and entitled to vote 26,872,462 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Meeting.

  All votes will be tabulated by the inspector of election appointed for the Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes.

REVOCABILITY OF PROXIES

  Any stockholder giving a proxy pursuant to this solicitation has the power to revoke it any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive offices, 6290 Sequence Drive, San Diego, California, 92121, a written notice of revocation or a duly executed proxy bearing a later date. It may also be revoked by attending the Meeting and voting in person. Attendance at the Meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

  The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2000 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is February 26, 2000. The deadline for submitting a stockholder proposal for a nomination for director that is not to be included in such proxy statement and proxy is based on the date of the Company's 2000 Annual Meeting of Stockholders or, in certain circumstances, on the date notice is made to the Company's stockholders of such meeting as set forth in the Company's Bylaws. Stockholders are advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of director nominations. For other matters, unless a stockholder who wishes to bring a matter before the stockholders at the Company's 2000 Annual Meeting of Stockholders notifies the Company of such matter prior to May 11, 2000, management will have discretionary authority to vote all shares for which it has proxies in opposition to such matter.

                                  PROPOSAL 1

                APPROVAL OF THE COMPANY'S AMENDED AND RESTATED
                   CERTIFICATE OF INCORPORATION, AS AMENDED

  The Company's Amended and Restated Certificate of Incorporation (the "Amended and Restated Certificate"), as currently in effect, provides that the Company's authorized capital stock consists of 60,000,000 shares of Common Stock, $0.01 par value, and 2,000,000 shares of Preferred Stock, $.01 par value. The Board of Directors has adopted, subject to stockholder approval, an amendment to the Amended and Restated Certificate to increase the authorized number of shares of Common Stock from 60,000,000 shares to 180,000,000 shares (the "Amendment").

  Principal Effects of the Amendment. The additional Common Stock to be authorized by adoption of the Amendment would have rights identical to the currently outstanding Common Stock of the Company. Adoption of the Amendment and issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock of the Company, except for effects incidental to issuing additional shares of Common Stock, such as dilution of the earnings per share and percentage share of voting rights of current holders of Common Stock. If the Amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Company's Amended and Restated Certificate with the Secretary of State of the State of Delaware.

  As of July 30, 1999, there were 26,849,215 shares of Common Stock outstanding. In addition, the Board has reserved 8,008,664 shares of Common Stock for issuance upon exercise of options and rights granted under the Company's stock option plans and 339,132 shares for issuance under the Company's Employee Stock Purchase Plans.

  Reasons for the Amendment. The Board of Directors has determined it would be in the best interests of the Company's stockholders to effect a two-for-one stock split to be implemented as a 100% stock dividend. See the description below for additional information on the proposed stock dividend. However, without an increase in the authorized number of shares of Common Stock, the Company would not have a sufficient number of shares authorized under its Amended and Restated Certificate to effect the stock dividend. The Board of Directors has adopted the Amendment primarily to provide for a sufficient authorized number of shares of Common Stock to effect the stock dividend and have shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. In addition to the proposed stock dividend, the additional shares may be used, without further stockholder approval, for various purposes including, without limitation, raising capital, providing equity incentives to employees, officers or directors, possible additional stock splits or stock dividends, establishing strategic relationships with other companies and expanding the Company's business or service offerings through the acquisition of other businesses or products.

  The additional shares of Common Stock that would become available for issuance if the proposal were adopted could also be used by the Company to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board could strategically sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized number of shares of Common Stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), stockholders should be aware that approval of this proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

  Other than the proposed stock dividend, the Board of Directors has no immediate plans, understandings, agreements or commitments to issue additional shares of Common Stock for any purpose. However, the Company does not contemplate seeking stockholder approval for any future issuances of capital stock unless required to do so by an obligation imposed by applicable law, a regulatory authority or a third party. Under the Company's Amended and Restated Certificate, no stockholder is entitled to preemptive rights with respect of any future issuances of capital stock. The Board of Directors believes that the proposed increase in the authorized Common Stock will make a sufficient number of shares available, taking into account the stock dividend, should the Company decide to use its shares for one or more of such previously mentioned purposes or otherwise. The Company reserves the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the Board of Directors.

  Stock Dividend. The Board has approved, subject to stockholder approval of this proposal, a two-for-one stock split to be implemented as a 100% stock dividend (the "Stock Dividend"). Each holder of shares of the Company's Common Stock would receive one additional share for each share held. In addition, the number of shares of Common Stock reserved for issuance or subject to outstanding options granted under the Company's employee stock plans would increase by 100% (and the exercise prices of outstanding options would correspondingly decrease by 50%). Stockholders are not being asked to vote on the Stock Dividend, but the Stock Dividend will not take place unless the authorized number of shares of Common Stock is increased as described in this proposal.

  Reasons for the Stock Dividend. The objectives of the Stock Dividend are to shift the trading range of the Common Stock to a level that will facilitate increased trading activity and encourage round lot trading, all of which may be expected to increase the liquidity and broaden the marketability of the Common Stock. For these reasons, and due to the Company's growth, the Board has determined that the Stock Dividend would be in the best interests of the Company and its stockholders. The Board of Directors has reserved the right, in the event it determines at any time that the proposed Stock Dividend is not in the best interests of the Company's stockholders, to abandon the proposed Stock Dividend, without any action or approval by the stockholders.

  Principal Effects of the Stock Dividend. The Stock Dividend will not affect the stockholders' proportionate equity interests in the Company or the rights of stockholders with respect to each share of Common Stock as to voting, dividends and other matters. Since there is no consideration received by the Company in connection with the Stock Dividend, the overall capital of the Company will not change as a result of the Stock Dividend. No change in total stockholders' equity will result from the Stock Dividend. The amount of capital represented by the outstanding shares of Common Stock will be increased by $0.01 for each share issued to effect the Stock Dividend and the Company's retained earnings will be reduced by the same amount. After the Stock Dividend, purchases and sales of Common Stock by an individual stockholder may be subject to higher brokerage charges and applicable stock transfer taxes than on a pre-dividend transaction of equivalent market value, due to the greater number of shares of Common Stock involved after the Stock Dividend. In addition, the Company will incur certain expenses in connection with the Stock Dividend, such as the cost of preparing and delivering to stockholders new certificates representing additional shares.

  Effective Date of the Stock Dividend; Delivery of New Certificates. If the Amendment is approved by the stockholders at the Meeting, it is anticipated that the record date for the Stock Dividend will be September 2, 1999 (the "Stock Dividend Record Date"). Subject to such approval, on or about September 9, 1999 (the "Stock Dividend Payment Date") the Company's transfer agent will mail a certificate representing one additional share of Common Stock for each share held on the Stock Dividend Record Date to holders of Common Stock as of the Stock Dividend Record Date. If stockholders approve the Amendment after September 1, 1999 due to an adjournment or postponement of the Special Meeting of if the filing of the Amendment is delayed for any reason, the Stock Dividend Record Date and the Stock Dividend Payment Date will be changed. Stockholders should retain their stock certificates representing shares of Common Stock and should not send them to the Company or its transfer agent. In addition, stockholders contemplating a sale between the Stock Dividend Record Date and the Stock Dividend Payment Date should consult their brokers as to their entitlement to the dividend shares.

  Tax Consequences of the Stock Dividend. The following discussion is included for general information only. Stockholders should consult their personal tax advisors to determine the particular consequences of the Stock Dividend, including the applicability and effect of federal, state, local and foreign income and other taxes. No gain or loss will be recognized for federal income tax purposes on the receipt of additional shares of Common Stock in the Stock Dividend. A holder's tax basis in the shares of Common Stock held immediately prior to the Stock Dividend will be allocated proportionately among the original shares and the additional shares issued as a result of the Stock Dividend. The holding period of the shares of Common Stock received by a holder will include the period during which the shares of Common Stock owned immediately prior to the Stock Dividend were held.

  Vote Required. The affirmative vote of the holders of a majority of the shares entitled to vote will be required to approve the Amendment. As a result, abstentions and broker nonvotes will have the same effect as negative votes.

                       THE BOARD OF DIRECTORS RECOMMENDS
                        A VOTE IN FAVOR OF PROPOSAL 1.

                             SECURITY OWNERSHIP OF
                   CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the ownership of Common Stock of the Company as of July 30, 1999 by (i) each director, (ii) the Chief Executive Officer of the Company, the four most highly compensated executive officers (other than the Chief Executive Officer) whose total annual salary and bonus exceeded $100,000 in fiscal 1999; (iii) all executive officers and directors as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock:

                                                                 BENEFICIAL
                                                                OWNERSHIP(1)
                                                            --------------------
                                                            NUMBER OF PERCENT OF
       BENEFICIAL OWNER                                      SHARES     TOTAL
       ----------------                                     --------- ----------
   David M. Rickey (2).....................................   503,541    1.87
   Roger A. Smullen (3)....................................   489,942    1.82
   Franklin P. Johnson, Jr. (4)............................   216,066       *
   Thomas L. Tullie (5)....................................   122,898       *
   Joel O. Holliday (6)....................................   112,808       *
   William K. Bowes, Jr. (7)...............................    37,435       *
   Arthur B. Stabenow (8)..................................    41,663       *
   Laszlo V. Gal...........................................    17,000       *
   R. Clive Ghest (9)......................................    25,000       *
   Kenneth L. Clark (10)...................................    14,755       *
   Harvey P. White (11)....................................     7,208       *
   Pilgrim Baxter & Associates............................. 1,675,892    6.24
   All executive officers and directors
    as a group (14 persons) (12)........................... 2,104,729    7.75

--------
  *  Less than one percent.

 (1) This table is based upon information supplied by officers, directors and principal stockholders and on any Schedules 13D or 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each stockholder named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentage ownership is based on 26,849,215 shares of Common Stock outstanding on July 30, 1999.

 (2) Includes 2,400 shares owned by Mr. Rickey's children. Includes 111,110 shares of Common Stock that are subject to repurchase by the Company and 45,000 shares issuable upon the exercise of vested options that are exercisable within 60 days after July 30, 1999.

 (3) Includes 20,138 shares of Common Stock that are subject to repurchase by the Company. Includes 9,166 shares of Common Stock issuable upon the exercise of vested options that are exercisable within 60 days after July 30, 1999.

 (4) Includes 63,334 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days after July 30, 1999, of which 9,722 shares are subject to repurchase rights in favor of the Company. Also includes 73,916 shares held by Mr. Johnson's wife. Mr. Johnson disclaims beneficial ownership with respect to the shares held by his wife.

 (5) Includes 41,666 shares that are subject to repurchase by the Company. Includes 17,291 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days after July 30, 1999.

 (6) Includes 43,630 shares held in the name of Joel O. Holliday and Rosanne
     R. Holliday, Co-Trustees of the Joel O. Holliday Family Trust dated April 1, 1985 and 66,181 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days after July 30, 1999 of which 20,883 are subject to repurchase rights in favor of the Company.

 (7) Includes 5,700 shares of Common Stock owned by the William K. Bowes, Jr. foundation. Includes 25,834 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days after July 30, 1999, of which 9,722 shares are subject to repurchase rights in favor of the Company.

 (8) Includes 10,400 shares which, although issued, are subject to repurchase rights in favor of the Company.

 (9) Includes 22, 222 shares issuable upon the exercise of options that are exercisable within 60 days after July 30, 1999, of which 13,889 shares are subject to repurchase rights in favor of the Company.

(10) Includes 13,959 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days after July 30, 1999.

(11) Includes 5,208 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days after July 30, 1999.

(12) Includes 306,300 shares issuable upon the exercise of options that are exercisable within 60 days after July 30, 1999, of which 61,708 shares are subject to repurchase rights in favor of the Company. Also includes 298,121 shares which, although issued, are subject to repurchase rights in favor of the Company.

                                 OTHER MATTERS

  The Board of Directors knows of no other business to be presented at the meeting, but if other matters do properly come before the meeting, it is intended that the persons named in the proxy will vote in respect thereof in accordance with their best judgment.

                                          By Order of the Board of Directors
                                          William E. Bendush
                                          Secretary

August 19, 1999

A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 1999 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO CORPORATE SECRETARY, APPLIED MICRO CIRCUITS CORPORATION, 6290 SEQUENCE DRIVE, SAN DIEGO, CA 92121.

PROXY                                                                   PROXY

                       APPLIED MICRO CIRCUITS CORPORATION

           PROXY FOR SPECIAL MEETING TO BE HELD ON SEPTEMBER 1, 1999 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints David M. Rickey and William E. Bendush, or either of them, as attorneys and proxies of the undersigned (the "Proxies"), each with the power to substitute, to represent and vote all of the shares of Common Stock of Applied Micro Circuits Corporation ("AMCC"), which the undersigned would be entitled to vote, at the Special Meeting of Stockholders of AMCC to be held on September 1, 1999 and at any adjournments thereof, subject to the directions indicated on the reverse side hereof.

  In their discretion, the Proxies are authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof.

  THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT.

      IMPORTANT - This proxy must be signed and dated on the reverse side.

                               THIS IS YOUR PROXY
                            YOUR VOTE IS IMPORTANT!

Dear Stockholder:

  We cordially invite you to attend the Special Meeting of Stockholders of Applied Micro Circuits Corporation to be held at 10:00 a.m. local time on Wednesday, September 1, 1999 at 6290 Sequence Drive, San Diego, California 92121.

  Please read the proxy statement which describes the proposal and presents other important information, and complete, sign and return your proxy promptly in the enclosed envelope.

  Directions from the San Diego Airport

                        1.  Take Interstate 5 North

                        2.  Merge onto 52 East

  [MAP]                 3.  Merge onto 805 North

                        4.  Exit Mira Mesa Blvd., turn right

                        5.  Turn left on Sequence Drive

                        6.  AMCC is on the left side

                       APPLIED MICRO CIRCUITS CORPORATION

           Please mark vote in oval in the following manner using dark ink only.

           The Board of Directors recommends a vote for Proposal 1.

Proposal 1:   To approve an amendment to the Company's Amended and Restated
              Certificate of Incorporation to increase the Company's authorized shares of Common Stock from 60,000,000 shares to 180,000,000 shares.

     [ ]   For                [ ]   Against           [ ]    Abstain

If you plan to attend the special meeting, please mark this box.     [ ]


DATED              , 1999     Signature
     --------------                     ---------------------------------

                              Name (printed)
                                             ----------------------------

                              Title
                                    -------------------------------------
                              Important: Please sign exactly as name appears on this proxy. When signing as attorney, executor, trustee, guardian, corporate officer, etc., please indicate full title.



                              FOLD AND DETACH HERE